                                                                   EXHIBIT 10.34


                                CREDIT AGREEMENT

                  CREDIT AGREEMENT dated as of June 23, 1998 among CARLYLE INDUSTRIES, INC., a Delaware corporation (together with its successors and assigns, the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders") and Fleet Bank, N.A., (together with its successors and assigns, "Fleet"), as agent (together with any successor appointed pursuant to Article VII, the "Agent") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS:

                  The Borrower has requested that the Lender Parties lend to the Borrower up to $14,000,000 in order to finance the acquisition of substantially all of the assets of Westwater Enterprises, L.P., to use up to $10,000,000 toward the redemption of $12,500,000 of Preferred Stock of the Borrower, to pay transaction fees and expenses in connection with the transactions contemplated hereby and to provide for the short term working capital requirements of the Borrower. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" means Revolving Credit Advance or a Letter of Credit Advance.

                  "Acquisition" means the acquisition by the Borrower of substantially all of the assets of Westwater.

                  "Acquisition Documents" means all documents executed and delivered in connection with the Acquisition, including without limitation the Asset Purchase Agreement, to be executed on a date not later than July 31, 1998 between the Borrower or Westwater Inc. and Westwater in form and substance satisfactory to the Agent.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or
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         officer of such Person. For purposes of this definition, the term
         "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Fleet and designated by the Agent in a written notice to the Lender Parties and the Borrower.

                  "Annualized Factor" means the fraction, the numerator of which is 12 and the denominator of which is the number of months in the applicable Rolling Period.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means a percentage per annum determined as set forth below:

WHEN TOTAL FUNDED                                        EURODOLLAR RATE   BASE RATE REVOLVING
DEBT/EBITDA IS                                           REVOLVING CREDIT    CREDIT ADVANCES
                                                            ADVANCES
Greater than 2.00:1                                            2.00         1.25

Equal to or less than 2.00:1                                   1.50         0.00
but greater than 1.50:1
                                                               1.00         0.00
Equal to or less than 1.50:1

                  "Appropriate Lender" means, at any time, with respect to (a) the Revolving Credit Facility, a Lender that has a Commitment with respect to the Revolving Credit Facility at such time and (b) the Letter of Credit Facility, the Issuing Bank.

                  "Assigned Agreements" means all Assigned Agreements referred to in Section 1(e) of the Security Agreement.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum


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         amount available to be drawn under such Letter of Credit at such time
         (assuming compliance at such time with all conditions of drawing).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by Fleet
                  in New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

                           (b) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i)(x).

                  "Blumenthal" means Blumenthal/Lansing Company, a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Borrower's Account" means the account of the Borrower maintained by the Borrower with Fleet at its office at 1185 Avenue of the Americas, New York, New York 10036, Account No. ___________, or such other account as the Borrower and the Agent may from time to time designate as the "Borrower's Account".

                  "Borrowing" means a Revolving Credit Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment (including computer hardware and software), fixed assets (including fixtures), real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any Subsidiary free and clear of all Liens other than Liens created under the


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         Collateral Documents and having a maturity of not greater than one (1)
         year from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $250,000,000, (c) commercial paper in an aggregate amount of no more than $250,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, or (d) Investments in money market or mutual funds that invest in Cash Equivalents of the types described in clauses (a), (b) and (c) above.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. Section 9601 et seq.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Closing Date" means the Business Day on or after the Effective Date when all of the conditions precedent set forth in
         Section 3.01 are satisfied in full or waived in accordance with the terms of this Agreement.

                  "CM" means Carlyle Manufacturing Company, Inc., a Connecticut corporation and a wholly-owned Subsidiary of the Borrower.

                  "Collateral" means all "Collateral", "Mortgaged Property" and all "Intellectual Property Collateral" referred to in the Collateral Documents, all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02(f) and all other property (whether real or personal) that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

                  "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Guaranty, the Blocked Account Letter[s], the Lock-Box Agreement[s], the Mortgage and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

                  "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Confidential Information" means information that the Borrower or any of its Subsidiaries furnishes to the Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender or that is or becomes


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         available to the Agent or such Lender from a source other than the
         Borrower or that is otherwise permitted to be disclosed pursuant to the terms of the Loan Documents.

                  "Connecticut Real Property" means the properties owned by CM located at 30 Echo Lake Road, Watertown, Connecticut and at 630 Riverside Drive, Grosvenordale, Connecticut 06246.

                  "Consolidated" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

                  "Contingent Payments" has the meaning specified in the Acquisition Documents.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination excluding Funded Debt and (b) all other items (including, without limitation, taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "Current Ratio" means, with respect to any Person for any Rolling Period, the ratio of Current Assets to Current Liabilities.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than Contingent Payments until such time as such payments are reflected as debt on the financial statements of the Borrower and trade payables not overdue by more than 120 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock (other than Obligations of such Person in respect of management profit sharing plans), valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and


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
         unpaid dividends, other than Obligations of the Borrower in respect of its Preferred Stock, including all current and future redemption and dividend arrearages, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Agent.

                  "EBITDA" means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), excluding the cumulative effect, if any, of required changes in GAAP, (b) Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) noncash charges resulting from the accretion in value of stock options granted to management of the Borrower, and (g) extraordinary losses deducted in calculating net income less extraordinary gains added in calculating net income (in each case including, without limitation, results of discontinued operations) in each case of such Person and its Subsidiaries, determined in accordance with GAAP for such period.

                  "Effective Date" has the meaning specified in Section 8.06.

                  "Eligible Assignee" means with respect to any Facility: (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $50,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $50,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $50,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans or term debt securities in the ordinary course of its business and having a combined capital and surplus of at least $50,000,000; and
         (vii) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition.

                  "Environmental Action" means with respect to any Environmental Law, any Environmental Permit or Hazardous Material (a) any action, suit, written demand, written claim, written notice of non-compliance or violation, written notice of liability or potential liability, investigation, proceeding, consent order or consent agreement including, without limitation, (i) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (ii) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief and (b) any investigation, monitoring, removal or remediation activities undertaken by or on behalf of the Borrower or any Subsidiary whether or not such activities are carried out voluntarily.

                  "Environmental Costs and Liabilities" means any and all damages, liabilities, obligations, charges, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation, feasibility studies and removal and remedial actions) arising from or under any Environmental Law or relating to any Environmental Action.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or written agency interpretation, policy or guidance that has the force or effect of law relating to pollution or protection of the environment, public or employee health or safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Connecticut Transfer Act., Con. Gen. Stat. Section 22a-134 et seq., as amended by Pub. Act 95-183; and any state and local or foreign counterparts or equivalents, in each case as amended or superseded by official legislation, regulation or interpretation from time to time.

                  "Environmental Permit" means any permit, approval, identification number,


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
         license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any entity (whether or not incorporated), other than the Borrower that, together with the Borrower is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Internal Revenue Code determined as if the Acquisition were completed.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) failure by the Borrower or an ERISA Affiliate to meet minimum funding requirements or to make a payment required under Section 302(e) of ERISA with respect to a Plan;
         (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a multiple employer plan (as described in Sections 4063 and 4064 of ERISA); (f) the conditions for imposition of a lien under
         Section 302(f) or Section 4068 of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Fleet in London, England to prime banks in the London interbank market at 11:00 A.M. (London time), and if the principal office of Fleet in London, England shall not be able to furnish such rate in a timely manner, the rate equal to the arithmetic mean of the offered rates for deposits in U.S. dollars which appears as of 11:00 A.M. (London time) on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks, in each case two Business Days before the first day of such Interest Period in an amount substantially equal to the higher of Fleet's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and $1,000,000 for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Sections 2.07(a)(i)(y) and 2.07(a)(iii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excess Cash Flow" means, for any period, the sum of (a) Consolidated net income (or loss) before Preferred Stock dividends of the Borrower and its Subsidiaries for such period plus (b) an amount equal to the aggregate amount of all noncash charges deducted in arriving at Consolidated net income (or loss) for each such period plus
         (c) an amount (whether positive or negative) equal to the change in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period less (d) an amount equal to the aggregate amount of all noncash credits included in arriving at such Consolidated net income (or net loss) less (e) an amount (whether positive or negative) equal to the change in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period less (f) an amount equal to the amount of all Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement less (g) an amount equal to the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period, together with any optional prepayments of Revolving Credit Advances made during such period in accordance with Section 2.06(a), less (h) the amount of any gain from the sale, lease, transfer or other disposition of any asset (other than the sale of Inventory in the ordinary course of business and consistent with past practices) included in Consolidated net income (or loss) of the Borrower for such period to the extent the net proceeds therefrom are utilized to prepay Advances pursuant to Section 2.06(b)(ii) less (i) so long as no Default or Event of Default is continuing on the date such funds are paid, the Contingent Payments to the extent such payments are not taken into account in clauses (d) through (h), above; less (j) so long as no Default or Event of Default is continuing on the date such funds are paid, Thread Escrow Funds received by the Borrower; less (k) to the extent that such payments are not taken into account in clauses (d) through (h) above, and to the extent that the reserve (existing on the date of the Initial Extension of Credit of $1,800,000) for Environmental Costs and Liabilities is reduced by any cash payment, the amount of such cash payment.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                  "Existing Debt" means the Debt of the Borrower and its Subsidiaries outstanding immediately before the Effective Date or with respect to the Acquisition immediately preceding the release of funds by the Agent as described on Schedule 4.01(rr).

                  "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and other than insurance proceeds received by any Person for the loss of Inventory and other than proceeds of life insurance covering the life of Ivan Cohen which are used to pay the Contingent Payments, provided no Default or Event of Default exists at the time of receipt of such proceeds and payment of such Contingent Payments), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance to the extent that such proceeds in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as (i) no Default or Event of Default exists at the time of receipt of such proceeds (other than a Default or Event of Default consisting of a Material Adverse Change existing solely as a direct result of such loss or damage) and such proceeds do not exceed $250,000, (ii) such application is made within twelve months after the occurrence of such damage or loss and (iii) the Borrower has delivered a certificate to the Agent on behalf of the Lender Parties within ten
         (10) days of receipt of such proceeds certifying compliance with the foregoing clause (i) and that the foregoing clause (ii) has been or will be complied with; and provided further, that an Extraordinary Receipt shall not include cash payments received by the Borrower as Thread Escrow Funds, provided that no Default or Event of Default shall exist at the time of receipt of such funds.

                  "Facility" means Revolving Credit Facility or the Letter of Credit Facility.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Telerate service on page five of its daily report as the "New York Offered Rate" as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Telerate service shall cease to publish or otherwise shall not publish such rate for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" means the earlier of (i) June 23, 2003 and (ii) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section
         2.05 or 6.01.

                  "Fiscal Year" means a fiscal year of the Borrower or any Subsidiary ending on December 31 in any calendar year.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) EBITDA for such Person and its Subsidiaries for the most recent Rolling Period less the sum of
         (i) Capital Expenditures of such Person and its Subsidiaries that have been paid in cash during such Rolling Period and (ii) income taxes of such Person and its Subsidiaries paid in cash during such Rolling Period, except for income taxes paid in March 1998 in connection with the sale of the Borrower's thread division, to (b) the sum of (i) Interest Expense of such Person and its Subsidiaries that has been paid in cash during such Rolling Period and (ii) regularly scheduled principal payments of Funded Debt of such Person and its Subsidiaries made during such Rolling Period.

                  "Fleet" has the meaning specified in the recital of parties to this Agreement.

                  "Funded Debt" of any Person means Debt of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                  "GAAP" has the meaning specified in Section 1.03.

                  "General Partner" means Wychwood Trading Company, a Delaware corporation and the general partner of Westwater.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranties" has the meaning specified in Section 3.01(g)(x).

                  "Guarantor" means Blumenthal, CM, Westwater Inc. and each other party to a Guaranty.

                  "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, pesticides, lead-based paints and radon gas, as regulated under any Environmental Law; and (b) any chemicals, materials or substances defined as or included in the definition of "Hazardous Substances" in Section 101(14) of CERCLA.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, interest rate insurance agreements and other similar agreements.

                  "Indemnified Party" has the meaning specified in Section 8.04(b).

                  "Initial Extension of Credit" means the initial Borrowing hereunder.

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Intellectual Property Collateral" means all Intellectual Property Collateral referred to in Section 1 of the Intellectual Property Security Agreement.

                  "Intellectual Property Security Agreement" has the meaning specified in Section 3.01(g)(xvii).

                  "Interest Coverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for the most recent twelve month period to
         (b) Interest Expense of such Person and its Subsidiaries during such Rolling Period.

                  "Interest Expense" means, with respect to any Person for any period, the amount by which (i) interest expense (including the interest component on obligations under Capitalized Leases but excluding any amortization of deferred financing costs), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances and (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit) exceeds (ii) interest income, whether paid or accrued, of such Person for such period.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period
                  with respect to any Eurodollar Rate Advance that ends after the Final Maturity Date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

                  "Investment Agreements" has the meaning specified in Section 3.01(g)(xx)(G).

                  "Issuing Bank" means Fleet and each Eligible Assignee to which a Letter of Credit Commitment has been assigned pursuant to Section 8.07.

                  "Lender Party" means any Lender.

                  "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 (but excludes any participant of any Lender).

                  "Letter of Credit" has the meaning specified in Section
         2.01(b).

                  "Letter of Credit Advance" means an advance made by the Issuing Bank.

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.03(a).

                  "Letter of Credit Commitment" means the commitment of the Issuing Bank in an amount, not to exceed the lesser of (a) available amounts under the Revolving Credit Facility or (b) $500,000 at any time outstanding.

                  "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time and not to exceed $500,000.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means (i) this Agreement, (ii) the Notes,
         (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, in each case as amended or otherwise modified from time to time and (v) each other document required to be delivered by the Borrower or any Subsidiary under any of the documents referred to in (i) through (iv) of this definition.

                  "Lock-Box Account" has the meaning specified in Section 7 of the Security Agreement.

                  "Lock-Box Agreement" has the meaning specified in Section 7 of the Security Agreement.

                  "Management Agreements" has the meaning specified in Section 3.01(g)(xx)(E).

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Change" means any material adverse change in the assets, business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries (on a Consolidated basis).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the assets, business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries (on a Consolidated basis), (b) the rights and remedies of the Agent or any Lender Party under any Loan Document or (c) the ability of the Borrower or any Subsidiary to perform its Obligations under any Loan Document to which it is or is to be a party.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means the mortgage by Borrower, as Mortgagor to Agent, as Mortgagee with respect to the Mortgaged Property in form and substance satisfactory to Agent.

                  "Mortgaged Property" means all land and improvements thereon and other real property interests and fixtures owned by the Borrower on the date of the Initial Extension of Credit at and about 1929 Main Street, Lansing, Iowa.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Cash Proceeds" means, with respect to (i) any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person (but excluding cash received in respect of the disbursement of the Thread Escrow Funds, so long as no Default or Event of Default is continuing on the date such payment is received), or (ii) any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Affiliate of the Borrower and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not an Affiliate of such Person or the Borrower or any Affiliate of the Borrower, provided that if the amount deducted pursuant to clause (b) above is greater than the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds."

                  "Nonratable Assignment" means an assignment by a Lender Party pursuant to Section 8.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not a varying, percentage of all of the rights and obligations of such Lender Party under and in respect of the Revolving Credit Facility.

                  "Note" means a Revolving Credit Note.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents includes (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Open Year" has the meaning specified in Section 4.01(mm).

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially adversely affect the use or value of the property to which they relate or are not required to be paid under Section 5.01(b) hereof; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure the performance of bids, tenders, government contracts (other than contracts for the payment of money), leases, surety and appeal bonds, public or statutory obligations and other obligations of like nature arising in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

                  "Person" means an individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral), other than a Multiemployer Plan, providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Borrower or any ERISA Affiliate, which are now, or were within the past 6 years, maintained by the Borrower or any ERISA Affiliate, or under which the Borrower or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

                  "Plan Asset Regulations" has the meaning specified in Section 2.14.

                  "Plant and Equipment" means all Plant and Equipment referred to in Section 1(a) of the Security Agreement.

                  "Pledged Shares" means all Pledged Shares referred to in the Preliminary Statement to the Security Agreement.

                  "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

                  "PTCE 90-1" has the meaning specified in Section 2.14.

                  "PTCE 91-38" has the meaning specified in Section 2.14.

                  "PTCE 95-60" has the meaning specified in Section 2.14.

                  "PTCE 96-23" has the meaning specified in Section 2.14.

                  "QPAM" has the meaning specified in Section 2.14.

                  "QPAM Exemption" has the meaning specified in Section 2.14.

                  "RCRA" means the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                  "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

                  "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Register" has the meaning specified in Section 8.07(e).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Required Lenders" means at any time Lenders owed or holding more than 50% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitment at such time.

                  "Responsible Officer" means any executive officer of the Borrower.

                  "Retailer Agreements" has the meaning specified in Section 3.01(g)(xx)(A).

                  "Revolving Credit Advance" has the meaning specified in
         Section 2.01(c).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                  "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if a Lender has entered into one or more Assignments and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Agent pursuant to
         Section 8.07(e) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "Rolling Period" means (i) with respect to any quarter ending on or prior to December 31, 1998, the period commencing on January 1, 1998 and ending on the last day of such quarter multiplied by the Annualized Factor and (ii) with respect to any month ending thereafter, the consecutive four quarter period ending on the last day of such quarter.

                  "S&P" means Standard & Poors Ratings Group.

                  "Secured Obligations" has the meaning specified in the Security Agreement.

                  "Secured Parties" means the Agent, the Lender Parties and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

                  "Securities Act" has the meaning assigned to it in Section 4.01(aaa).

                  "Security Agreement" has the meaning specified in Section 3.01(g)(vii).

                  "Shareholders' Agreements" has the meaning specified in
         Section 3.01(g)(xx)(B).

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Source" has the meaning specified in Section 2.14.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Tax Sharing Agreements" has the meaning specified in Section 3.01(g)(xx)(F).

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Thread Escrow Funds" means the funds held in escrow pursuant to that certain Escrow Agreement dated March 26, 1997 (the "Thread Escrow Agreement"), among the Borrower (together with certain Affiliates of the Borrower which have heretofore been dissolved or merged with and into the Borrower), HP Belt Acquisition Corporation, Hicking Pentecost Plc and Bankers Trust Company.

                  "Total Leverage Ratio" means, with respect to any Person at any date of determination, the ratio of (a) Funded Debt (other than contingent obligations of the type described in clause (f) in the definition of "Debt") of such Person at such date to (b) EBITDA of such Person and its Subsidiaries for the most recent Rolling Period ending on such date.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unapplied Proceeds" has the meaning specified in Section 2.06(b)(ii).

                  "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Westwater" means Westwater Enterprises, L.P., a Delaware limited partnership.

                  "Westwater Inc." means Westwater Industries, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

                  "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                  SECTION 1.04. Construction. References to a Section, subsection, Schedule or Exhibit mean a Section or subsection of or a Schedule or Exhibit to this Agreement, unless otherwise specified, and the word "including" means "including, without limitation," whether so stated or not.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances. (a) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Final Maturity Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time after giving effect to any repayment of Letter of Credit Advances from proceeds of such Revolving Credit Advances, which Revolving Credit Advances shall, at the option of the Borrower, be Base Rate Advances or Eurodollar Advances. Each Revolving Credit Borrowing shall be in an aggregate amount of $50,000 or an integral multiple of $10,000 in excess thereof (other than a Borrowing, the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a), except as provided in Section
2.04. The Revolving Credit Advances and Letter of Credit Advances shall not exceed $14,000,000 in the aggregate at any one time outstanding, provided, however, that until such time as the Acquisition shall have occurred and in the event that the Acquisition shall not have occurred by July 31, 1998, the Revolving Credit Advances and Letter of Credit Advances shall not exceed $11,000,000 in the aggregate at any time outstanding, it being understood that this Section 2.01(a) shall not be deemed to require the consent to the Acquisition by any Lender, except to the extent provided in Section 3.03.

                  (b) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Final Maturity Date (i) in an aggregate Available Amount for all Letters of Credit issued by the Issuing Bank not to exceed at any time the Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Letter of Credit Facility at such time and (y) the aggregate Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Final Maturity Date and no later than 180 days after the date of issuance thereof, and shall be solely for the purpose of benefitting foreign suppliers of Inventory to the Borrower, Blumenthal and, after the Acquisition has occurred, Westwater, Inc. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). The Letter of Credit Advances shall not exceed $500,000 in the aggregate at any one time outstanding.


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
                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice by the Borrower of a Borrowing (a "Notice of Borrowing") shall be in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested
(i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing,
(iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the Facility. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account, provided, however, that the Agent shall first make a portion of such funds equal to the amount of any Letter of Credit Advances outstanding, on the date of such Borrowing plus accrued and unpaid interest thereon available to the Issuing Bank for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) of this Section 2.02 to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing or for any Borrowing if the aggregate amount of such Borrowing is less than $100,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or Section 2.10 and (ii) with respect to Borrowings consisting of Eurodollar Rate Advances, such Eurodollar Rate Advances may not be outstanding as part of more than four separate Borrowings in the aggregate.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under the Facility that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested
(A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(A) to the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by the Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of the first two months of each quarterly period a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by the Issuing Bank and (C) to the Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by the Issuing Bank.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Agent shall promptly notify each Revolving Credit Lender and each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Agent for the account of the Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or the Borrower. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Revolving Credit Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Agent for the ratable account of the Revolving Credit Lenders (i) one million dollars ($1,000,000) on each June 30 and December 31, commencing December 31, 1998 and the Commitment shall be permanently reduced by such amount on each such date and such amounts may not be reborrowed and (ii) on the Final Maturity Date the aggregate outstanding principal of the Revolving Credit Advances then outstanding. On each such payment date including without limitation the date of any prepayment, the Agent shall be entitled to automatically debit the Borrower's Account in an amount equal to all sums due on such date.

                  (b) Letter of Credit Advances. The Borrower shall repay to the Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Final Maturity Date the outstanding principal amount of each Letter of Credit Advance made by each of them. On each such payment date the

Agent shall be entitled to automatically debit the Borrower's Account in an amount equal to all sums due on such date.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Agent on behalf of the Lender Parties, terminate in whole or reduce in part the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of the Revolving Credit Facility or the Letter of Credit Facility (i) shall be in an aggregate amount of $100,000 or an integral multiple of $10,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) The Revolving Credit Facility shall be automatically and permanently reduced on the date on which any prepayment is required to be made pursuant to Section 2.04 or 2.06(b)(ii) by an amount equal to the aggregate amount of Net Cash Proceeds required to be used to prepay the Revolving Credit Facility under Section 2.06(b)(ii)(2).

                           (ii) The Letter of Credit Facility shall be
automatically and permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower shall have the right to prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest and fees to the date of such prepayment on the aggregate principal amount prepaid on the following terms and conditions:

                  (i) the Borrower shall have the right to prepay the outstanding aggregate principal amount of the Revolving Credit Advances and Letter of Credit Advances together with accrued interest and fees to the date of such prepayment, without premium or penalty;

                  (ii) the Borrower shall give at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Agent (received not later than 11:00 A.M. (New York City time)) stating the proposed date and aggregate principal amount of the prepayment;

                  (iii) each partial prepayment shall be in an aggregate principal amount of $25,000 or an integral multiple of $5,000 in excess thereof, provided that if any partial prepayment of Eurodollar Rate Advances made pursuant to any Revolving Credit Borrowing shall reduce the outstanding Eurodollar Rate Advances made pursuant to such Borrowing to an amount less than the minimum borrowing amount applicable pursuant to Section 2.02(b), then such Borrowing shall be Converted at the end of the then current Interest Period into a Base Rate Advance and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and

                  (iv) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance the Borrower shall also pay any amounts owing pursuant to Section 8.04(c);

                  (v) amounts prepaid pursuant to this Section 2.06(a) may be reborrowed by the Borrower upon compliance with Sections 2.01, 2.02 and
         3.02 hereof.

                  (b) Mandatory. (i) The Borrower shall, no later than the 30th day following the date on which the financial statements referred to in Section 5.03(d) have been delivered to the Lender Parties for the Fiscal Year ended 1998 and for each Fiscal Year thereafter (but in any event within 120 days after the end of each such Fiscal Year), prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment of any Advances shall be applied to prepay and to permanently reduce the Revolving Credit Facility.

                  (ii) The Borrower shall, within ten days after receipt of the Net Cash Proceeds by the Borrower or any Subsidiary from (A) the sale, lease, transfer or other disposition of any assets (other than obsolete or worn out property or Inventory in the ordinary course of business and consistent with past practices) of the Borrower or such Subsidiary, (B) the incurrence or issuance by the Borrower or such Subsidiary of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), or (C) any Extraordinary Receipt received by or paid to or for the account of the Borrower or such Subsidiary and not otherwise included in clause (A) or (B) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Notwithstanding the foregoing, with respect to any insurance proceeds received pursuant to Section 2.06(b)(ii)(C) to the extent that any such insurance proceeds are not so applied ("Unapplied Proceeds") within twelve months after the occurrence of any damage or loss, the Borrower shall within 10 days of such twelve month period prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the aggregate amount of the Unapplied Proceeds. Each such prepayment of any Advances shall be applied to prepay the Revolving Credit Facility and to permanently reduce the Revolving Credit Facility as set forth in
Section 2.05(b)(i).

                  (iii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Subsidiary from the sale or issuance by the Borrower or any Subsidiary of any capital stock or other ownerships or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest received by or paid to or for the account of the Borrower or such Subsidiary and not otherwise applied under this Section 2.06(b), apply such Net Cash Proceeds to prepay and to permanently reduce the Revolving Credit Facility.

                  (iv) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of aggregate principal amount of (x) of the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the Available Amount of Letters of Credit then outstanding exceeds the Revolving Credit Facility. Each such prepayment shall be applied as set forth in Section 2.06(c).

                  (v) All prepayments under this Section 2.06(b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (c) Prepayment of Revolving Credit Facility. Each prepayment of the Revolving Credit Facility made pursuant to Section 2.06(a) or Section 2.06(b) shall be applied at Borrower's option, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full or to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings in accordance with the respective Pro Rata Share of the Revolving Credit Lenders until such Advances are paid in full and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i),
(ii) or (iii) of Section 2.06(b), the Revolving Credit Facility shall be permanently reduced.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance and each Letter of Credit Advance owing to each Revolving Credit Lender from the date of such Revolving Credit Advance or Letter of Credit Advance, as the case may be, until such principal amount shall be paid in full, at the following rates per annum:

                  (x) Base Rate Advances. For each Letter of Credit Advance and during such periods as each Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin for the Revolving Credit Facility, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods commencing September 30, 1998, on the date of any prepayment thereof to the extent required under Section 2.06 and on the Final Maturity Date.

                  (y) Eurodollar Rate Advances. During such periods as each such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for each such Revolving Credit Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin for the Revolving Credit Facility, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, subject to clause (d) of the definition of Interest Period, on each day that occurs during such Interest Period every three months from the first day of such Interest Period until the date such Eurodollar Rate Advance shall be Converted or paid in full.

On each interest payment date, including without limitation a date for payment of defaulted interest in accordance with paragraph (b) below, the Agent shall be entitled to automatically debit the Borrower's Account in an amount equal to all sums due and owing on such date.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(c) with respect to any covenant contained in Section 5.04 or under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require that the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) of this
Section 2.07 and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) of this Section 2.07 and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a) of this Section 2.07, and, in the case of Revolving Credit Advances, on Base Rate Advances pursuant to clause (a)(x) of this Section 2.07.

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a) or other notice by the Borrower selecting an Interest Period, the Agent shall give notice to the Borrower and each Appropriate Lender of the applicable interest rate determined by the Agent for purposes of clause (a) of this Section 2.07.

                  SECTION 2.08. Fees. (a) Commitment Fee. Subject to the proviso of this Section 2.08(a), the Borrower shall pay to the Agent a commitment fee, from the date hereof in the case of each Initial Lender with a Revolving Credit Commitment and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Credit Lender in the case of each other Revolving Credit Lender until the Final Maturity Date, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 1998, and on the Final Maturity Date, at the rate of (i) so long as the ratio of total funded Debt to EBITDA is greater than 2.00:1, 37.5 basis points per annum on the aggregate average Unused Revolving Credit commitments; (ii) so long as the ratio of Total Funded Debt to EBITDA is equal to or less than 2.00:1 but greater than 1.50:1, 25 basis points per annum on the aggregate average Unused Revolving Credit Commitments, and (iii) so long as the ratio of Total Funded Debt to EBITDA is equal to or less than 1.50:1, 15 basis points per annum on the aggregate average Unused Revolving Credit Commitments.

                  (b) Underwriting Fees. (i) The Borrower shall pay to the Agent for the account of each Initial Lender a fee payable on the closing date equal to 75 basis points on each such Lender's Commitment.

                  (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  (d) Letter of Credit Fees. The Borrower shall pay to the Issuing Bank an amount equal to 1/8 of 1% of any Letter of Credit issued by the Issuing Bank upon issuance of any Letter of Credit.

                  SECTION 2.09. Conversion of Revolving Credit Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.10, Convert all or any portion of the Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that if any Conversion of Eurodollar Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurodollar Rate Advances the Borrower shall also pay any amounts owing pursuant to Section 8.04(c), any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Revolving Credit Advances comprising part of the same Revolving Credit Borrowing shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $100,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Revolving Credit Advances that have been Converted into Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Revolving Credit Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Revolving Credit Advance that has been Converted into a Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Revolving Credit Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) in either case made subsequent to the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost and calculating such amount in reasonable detail, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) made subsequent to the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend and other commitments of such type, then, upon demand by such Lender Party (with a copy of such demand to the Agent), the

Borrower shall pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts and calculating such amount in reasonable detail submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances under the Revolving Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under the Revolving Credit Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(e), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party as the Agent shall direct.

                  (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due. Such Lender Party shall promptly notify the Borrower of any such charge provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations or the rights or remedies of the Lender Parties hereunder.

                  (d) All computations of interest and fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (f) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender Party shall repay to the Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by a Governmental Authority, and all liabilities with respect thereto, excluding net income taxes and franchise taxes imposed on the Agent or any Lender Party as a result of a present or former connection between the Agent or such Lender Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that, to the extent provided in paragraph (f) of this Section 2.12, the Borrower shall not be required to increase such amounts payable to any Lender Party organized under the laws of a jurisdiction outside the United States and shall not be required to indemnify such Lender Party pursuant to this Section 2.12(a) if the Borrower's obligation to deduct Taxes results from such Lender Party's failure to comply with the requirements of subsection (e) of this Section 2.12 (without regard to the last sentence thereof).

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes; excluding any present or future stamp, documentary, excise, property or similar taxes, charges or levies (including without limitation, mortgage recording taxes and similar fees) that arise as a result of sales, assignments or other transfers of rights hereunder by any Lender Party (all such non-excluded taxes, charges and levies being hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender Party and the Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.12, paid by such Lender Party or the Agent (as the case may be) and any liability (including penalties, additions to Tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt or, if none is available, other documentary evidence showing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, (1) on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or the Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, provide the Agent and the Borrower with two duly completed copies of Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, and an Internal Revenue Service form W-8 or W-9, or successor applicable form, as the case may be, certifying that such Lender Party is exempt from United States withholding tax on payments under this Agreement or the Notes, (2) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered to the Borrower certifying that such Lender Party is exempt from United States withholding tax on payments under this Agreement or the Notes, and (3) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Agent. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section
2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) of this Section 2.12 requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form or document described in subsection (e) of this Section 2.12 (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required to obtain an exemption from Taxes), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) If requested by the Borrower, and at the Borrower's expense, any Lender Party and the Agent shall take such steps as may be appropriate in the sole discretion of such Lender Party or the Agent, as the case may be, to seek a refund of any Taxes or Other Taxes paid by the Borrower. If any Lender Party or the Agent receives a refund in respect of any Taxes or Other Taxes for which the Lender Party has received payment from the Borrower hereunder, such Lender Party and the Agent, within 15 days of such receipt, shall deliver to the Borrower the amount of such refund. In addition, within 15 days of a written request of the Borrower, any Lender Party and the Agent shall execute and deliver to the Borrower such certificates, forms or other documents which can be reasonably furnished consistent with the facts and which are reasonably necessary in the opinion of such Lender Party and the Agent to assist the Borrower in applying for refunds of Taxes or Other Taxes remitted hereunder.

                  (h) If the Borrower is required to pay any amounts pursuant to the provisions of this Section 2.12, and if thereafter any Lender Party or the Agent shall receive or be granted a credit against or remission or other relief for any Taxes solely in respect of the amounts so paid by the Borrower, such Lender Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, remission or other relief, pay to the Borrower as soon as reasonably practicable after the date on which such Lender Party or the Agent effectively obtains the benefit of such credit, remission or other relief an amount which such Lender Party reasonably determines to be equal to such credit, remission or other relief less any sum which the Lender Party is required by law to deduct therefrom. The Lender Party may, in its sole discretion, determine the order of utilization of all charges, deductions, credits and expenses.

                  (i) In the event that any Lender Party or the Agent receives written communication from any Governmental Authority with respect to an assessment or proposed assessment of any Taxes or Other Taxes which the Borrower is liable to indemnify pursuant to the provisions of this Section 2.12, such Lender Party or the Agent shall notify the Borrower in writing as soon as reasonably practicable after receipt of such written communication.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.14. Source of Funds. To the extent any Advance hereunder is made by or on behalf of an insurance company, bank, or an entity deemed to hold assets of any employee benefit plan subject to ERISA or other plan as defined in and subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code pursuant to applicable Department of Labor regulations (the "Plan Asset Regulations"), or any such plan acting on its own behalf, such insurance company, bank, entity or plan warrants and represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such insurance company, bank, entity or plan to make any Advances hereunder:

                  (i) the Source consists of plan assets subject to the discretionary authority or control of an in-house asset manager ("INHAM") as such term is defined in Section IV(a) of Prohibited Transaction Class Exemption 96-23 (issued April 10, 1996)("PTCE 96-23"), and the payment of the Advances hereunder is exempt under the provisions of PTCE 96-23; or

                  (ii) the Source is an "insurance company general account" as such term is defined in section V(e) of Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and the making of such Advances is exempt under the provisions of PTCE 95-60; or

                  (iii) the Source is either (x) an insurance company pooled separate account, within the meaning of Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990) ("PTCE 90-1") or (y) a bank collective investment fund, within the meaning of Prohibited Transaction Class Exemption 91-38 (issued July 12, 1991) ("PTCE 91-38") and, except as such insurance company or bank has disclosed to the Borrower in writing pursuant to this paragraph (iii), no plan or group of plans maintained by the same employer or employee organization, beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; and, in either such case, all records necessary to establish the availability of each exemption by reason thereof will be maintained and made available as required by the terms of such exemption; or

                  (iv) the Source is an "investment fund" within the meaning of
         Part V of Prohibited Transaction Class Exemption 84-14 (issued March 13, 1984) (the "QPAM Exemption") managed by a "qualified professional asset manager" ("QPAM") within the meaning of Part V of the QPAM exemption) which has been identified pursuant to this paragraph (iv), such that the Advances by or on behalf of such investment fund are eligible for the exemptive relief provided by the QPAM exemption, provided that (a) no party to the transactions described in this Agreement and no affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such party has, or at any time during the immediately preceding year exercised, the authority to appoint or terminate the identified QPAM as manager of the assets of any employee benefit plan that has an interest in such investment fund (which plans have been identified pursuant to this paragraph (iii)) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan and (b) no party to the transactions described in this agreement is the QPAM or a person related to the QPAM (within the meaning of Section V(h) of the QPAM exemption; or

                  (v) the Source is a "governmental plan" as defined in Title I,
         Section 3(32) of ERISA; or

                  (vi) the Source is one or more "employee benefit plans" (or other plan as defined in and subject to Section 4975 of the Internal Revenue Code) or a separate account, trust fund, or other entity comprised of one or more such plans (determined after giving effect to the Plan Asset Regulations) each of which has been identified to the Borrower in writing pursuant to this paragraph (v) and for each of which the Borrower has indicated that it is not a party in interest or a disqualified person; or

                  (vii) the Source does not include assets of any employee benefit plan or other plan, other than a plan exempt from coverage under ERISA and from the prohibited transaction provisions of Section 4975 of the Internal Revenue Code.

                  SECTION 2.15. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely (i) an amount not to exceed $3,000,000, to partially fund the Acquisition, including the satisfaction of certain Debt of Westwater; (ii) to use up to $10,000,000 toward the redemption of $12,500,000 of Preferred Stock of the Borrower, it being understood that as of the Closing Date Borrower will redeem shares of Preferred Stock of the Borrower having an aggregate value of $12,500,000; (iii) to pay transaction fees and expenses in connection with the transactions contemplated hereby; and (iv) to provide for the short term working capital requirements of the Borrower, Westwater, Inc. (after the occurrence of the Acquisition) and Blumenthal. Issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such Letters of Credit) solely for the benefit of foreign suppliers of Inventory to the Borrower, Westwater Inc. (after the occurrence of the Acquisition) and Blumenthal.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of the Borrower and its Subsidiaries including the terms and conditions of the charter, bylaws and each class of capital stock of the Borrower and its Subsidiaries and of each agreement or instrument relating to such structure or capitalization.

                  (b) There shall not have occurred (and the Lender Parties shall not have become aware of any facts, conditions or other information not previously known) which the Lender Parties shall reasonably determine has, or could reasonably be expected to have, a Material Adverse Effect.

                  (c) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the consummation of the transactions contemplated hereby shall have been (or will, within the time frame required, be) obtained and remain in full effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement and the other Loan Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement, any Note or any other Loan Documents.

                  (d) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its properties or any Subsidiary or any of their respective properties pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

                  (e) The Lender Parties shall have completed a due diligence investigation of the Borrower and each of its Subsidiaries (including, without limitation, a field examination of the quality of the Borrower's current assets and of the Borrower's management information systems) in scope, and with results, reasonably satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that any written information, exhibit or report (including, without limitation, any financial information) furnished by or on behalf of the Borrower to the Agent or any Lender Party was or has become misleading, incorrect or incomplete in any material respect and (ii) that the Borrower and each of its Subsidiaries would not have good and marketable title to all of its current assets; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and each of its Subsidiaries as they shall have requested.

                  (f) Intentionally Omitted.

                  (g) The Agent, on behalf of the Lender Parties, shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of the Borrower and each of the Guarantors approving this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document.

                           (iii) A copy of a certificate of the Secretary of
                  State (or comparable governmental official) of the jurisdiction of its incorporation, dated on or reasonably near the date of the Initial Extension of Credit, in each case listing the charter of the Borrower and each Subsidiary and each amendment thereto on file in his office and certifying that (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to such charter on file in his office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                           (iv) A copy of a certificate of the Secretary of
                  State of the States of New Jersey, New York, California and Iowa dated on or reasonably near the date of the Initial Extension of Credit, stating that the Borrower or a Subsidiary, as the case may be, is duly qualified and in good standing as a foreign corporation in such state and has filed all annual reports required to be filed to the date of such certificate.

                           (v) A certificate of each of the Borrower and each
                  Guarantor, signed on behalf of such Person by its President and its Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(g)(iii), (B) a true and correct copy of the bylaws of such Person as in effect on the date of the Initial

                  Extension of Credit, (C) the due incorporation and good standing of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (vi) A certificate of the Secretary of each of the
                  Borrower and each Guarantor certifying the names and true signatures of the officers of such Persons authorized to sign this Agreement, the Notes and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (vii) A pledge and security agreement in
                  substantially the form of Exhibit D (together with each other pledge and security agreement delivered pursuant to Section 5.01(l) or 5.01(m), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower and each Guarantor, together with:

                                    (A) certificates representing the Pledged
                           Shares and the Pledged Debt referred to therein accompanied, in the case of the Pledged Shares, by undated stock powers executed in blank,

                                    (B) acknowledgment copies or stamped receipt
                           copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the UCC of the States of New Jersey, Connecticut, Iowa and Mississippi, New York, California, Missouri and Virginia and of all other jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the Security Agreement,

                                    (C) completed requests for information,
                           dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) next above and all other effective financing statements filed in the jurisdictions referred to in clause (B) next above that name the Borrower, any predecessor thereto or any Guarantor, as the case may be, as debtor, together with copies of such other financing statements,

                                    (D) evidence of the completion of all other
                           recordings and filings of or with respect to the Security Agreement that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                                    (E) Intentionally Omitted.

                                    (F) copies of the Assigned Agreements
                           referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Borrower,

                                    (G) unless already provided pursuant to
                           Section 3.01(f), executed termination statements (Form UCC-3 or a comparable form), in proper form to be duly filed on the date of the Initial Extension of Credit under the UCC of all jurisdictions that the Agent may deem desirable in order to terminate or amend existing Liens on the Collateral described in the Security Agreement,

                                    (H) evidence that all other action that the
                           Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Security Agreement has been taken, and

                                    (I) the Blocked Account Letters and Lock-Box
                           Agreements referred to in the Security Agreement, duly executed by each Blocked Account Bank and Lock-Box Bank referred to in the Security Agreement.

                           (viii) Landlord consents in form and substance
                  reasonably satisfactory to the Agent, duly executed by the fee owners or ground lessors of any property which is a leasehold.

                           (ix) Intentionally Omitted.

                           (x) A guaranty in substantially the form of Exhibit F
                  (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Guaranty" and with each other guaranty delivered pursuant to Section 5.01(m), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Guaranties"), duly executed by Blumenthal, CM and Westwater Inc.

                           (xi) Such financial, business and other information
                  regarding the Borrower and its Subsidiaries as the Lender Parties shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, interim financial statements for the 5 month period ended May 31, 1997 and May 31, 1998, the pro forma balance sheet as to the Borrower dated as of May 31, 1998 and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Final Maturity Date.

                           (xii) A certificate, signed by the chief financial
                  officer of the Borrower, substantially in the form of Exhibit I, attesting to the Solvency of the Borrower and its Consolidated Subsidiaries taken as a whole.

                           (xiii) To the extent that any information that the
                  Borrower has or is aware of, or may become available to the Lender Parties, shall disclose any hazards or any Environmental Costs and Liabilities under Environmental Laws that the Lender Parties deem, in their reasonable judgment, material, the Lender Parties shall be satisfied that such hazards or such Environmental Costs and Liabilities are adequately reflected in the Borrower's financial reserves shown on the financial statements.

                           (xiv) A letter, in form and substance satisfactory to
                  the Agent on behalf of the Lender Parties, from the Borrower to Arthur Andersen LLP, its independent certified public accountants, advising such accountants that the Agent and the Lender Parties have been authorized to exercise all rights of the Borrower and each of its Subsidiaries to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower or any of its Subsidiaries and directing such accountants to comply with any reasonable request of the Agent or any Lender Party for such information.

                           (xv) Evidence of insurance (including, without
                  limitation, business interruption insurance) naming the Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks as are currently maintained by the Borrower and each Subsidiary, which insurance shall be reasonably satisfactory to the Agent.

                           (xvii) An intellectual property security agreement in
                  substantially the form of Exhibit E (together with each other intellectual property security agreement delivered pursuant to
                  Section 5.01(l) or Section 5.01(m), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Intellectual Property Security Agreement"), duly executed by the Borrower and the Guarantors, together with evidence that all action that the Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Intellectual Property Security Agreement has been taken.

                           (xviii) A favorable opinion of Bryan Cave LLP,
                  counsel for the Borrower, in substantially the form of Exhibit H hereto and, in each case, as to such other matters as any Lender Party through the Agent may reasonably request.

                           (xix) Intentionally Omitted.

                           (xx) Copies of (A) all existing supply and
                  distribution agreements with mass merchant or specialty retailers or other such entities to which the Borrower is a party (collectively, the "Retailer Agreements");

                                    (B) all existing agreements entered into by
                           the Borrower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

                                    (C) all existing Plans and Multiemployer
                           Plans;

                                    (D) all agreements evidencing or relating to
                           Existing Debt (other than in respect of Obligations under Capitalized Leases) of the Borrower and its Subsidiaries (collectively, the "Debt Agreements");

                                    (E) all existing management, consulting and
                           similar agreements (other than employment agreements) entered into by the Borrower with any of its Affiliates (collectively, the "Management Agreements");

                                    (F) all existing tax sharing, all allocation
                           and other similar agreements entered into by the Borrower (collectively, the "Tax Sharing Agreements"); and

                                    (G) all existing agreements evidencing or
                           relating to any Investments if the amount theretofore invested exceeded (or if any requirement to make additional investments would exceed) $100,000 (other than Cash Equivalents) (collectively, the "Investment Agreements");

         all of which Retailer Agreements, Shareholders' Agreements, Plans, Multiemployer Plans, Debt Agreements, Management Agreements, Tax Sharing Agreements and Investment Agreements shall be in form and substance reasonably satisfactory to the Agent on behalf of the Lender Parties and shall be in full force and effect on the date of the Initial Extension of Credit.

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) shall be subject to the further conditions precedent that on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice or Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Agent or the Issuing Bank may reasonably request.

                  SECTION 3.03. Conditions Precedent to Borrowing In Connection With the Acquisition. The obligation of each Appropriate Lender to make Advances on the occasion of a Borrowing of up to $3,000,000 to partially fund the Acquisition shall be subject to the further conditions precedent on the date of such Borrowing:

                  (a) The Lenders shall be satisfied with all legal, tax and accounting matters, and shall be satisfied as to the Solvency of the Borrower after giving effect to the Acquisition, including without limitation the procedures performed with respect to Westwater by Arthur Andersen LLP.

                  (b) The Lenders shall be satisfied with the corporate and legal structure of the Borrower, both before and after giving effect to the Acquisition.

                  (c) The Lenders shall be satisfied that the assets and earnings of the Borrower immediately following the Acquisition contemplated hereby will be sufficient to support the Obligations of the Borrower under this Agreement and the Notes, the Loan Documents and the Acquisition Documents and the timely amortization of all Indebtedness and other Obligations of the Borrower.

                  (d) The Acquisition shall have been consummated strictly in accordance with the terms of the Acquisition Documents, without any waiver or amendment of any term, provision or condition set forth therein not consented to by the Lenders and in compliance with all applicable laws.

                  (e) The Agent shall have received on or before the date of the Borrowing, each of even date therewith (unless otherwise specified), in form and substance satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender and Agent and Lender's counsel and in the case of (i) through
         (vi) below to the extent reasonably necessary to evidence the additional $3,000,000 Borrowing, the addition of any Guarantor and to perfect the first priority security interest of the Lender Parties and Agent in the assets of the Borrower and its Subsidiaries:

                           (i) the Notes made payable to the order of the
                  Lenders;

                           (ii) the Security Collateral, together with stock or
                  bond powers duly executed in blank pursuant to the Security Agreement;

                           (iii) the Collateral Documents (including without
                  limitation any additional UCC-1 financing statements and amendments to existing UCC-1 financing statements);

                           (iv) the Credit Agreement (including revised
                  schedules);

                           (v) the Guarantees;

                           (vi) the Blocked Account Letters and Lockbox
                  Agreements;

                           (vii) Certified copies of the resolutions of the
                  Board of Directors of the Borrower and the General Partner approving the Acquisition, all other transactions contemplated thereby, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Acquisition and the Acquisition Documents.

                           (viii) A copy of the charter of the General Partner
                  and the organizational documents of Westwater and each amendment thereto certified (as of a date reasonably near the date hereof) by the Secretary of State of the state of incorporation or organization of each such Person as being a complete and correct copy thereof.

                           (ix) A copy of a certificate of the Secretary of
                  State of the state of incorporation of the General Partner and organization of Westwater dated reasonably near the date of the Borrowing in connection with the Acquisition, listing the charter or organization documents of such Person and each amendment thereto on file in his office and certifying that
                  (A) such amendments are the only amendments to such Person's charter on file in his office, (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly incorporated or organized and in good standing under the laws of such state.

                           (x) Original counterparts of the Acquisition
                  Documents, each duly and validly executed by each party thereto.

                           (xi) Such financial, business and other information
                  regarding Westwater and the General Partner as the Lenders shall have reasonably requested.

                           (xii) A certificate, in substantially the form of
                  Exhibit I hereto, attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, immediately after giving effect to the Acquisition from its president or vice president and chief financial officer.

                  (f) The Acquisition shall occur by no later than July 31, 1998.

                  (g) An opinion of counsel to the Borrower and Westwater, Inc. and counsel to Westwater in form and substance satisfactory to the Agent as to such matters as the Agent or its counsel may reasonably request, including without limitation the due authorization, execution and delivery of the Acquisition Documents and the enforceability thereof.

                  (h) Compliance with the requirements of Section 3.01(c), (d),
(g)(vii), (g)(viii) (g)(xvii) and (g)(xx) shall have been demonstrated to Agent's satisfaction

                  (i) The Agent shall have received five Business Days' prior written notice of the closing date for the Acquisition.

                  (j) The Lender Parties shall be satisfied that all Existing Debt of Westwater has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished. In addition, the creditors under the Existing Debt of Westwater shall have terminated and released all security interests and Liens (if any) on the assets owned by the Borrower and the Agent shall have received such releases of security interests in and Liens on the assets owned by the Borrower as may have been reasonably requested by the Agent, which releases shall be in form and substance satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower in connection with the security interests created with respect to such Existing Debt and the documentation related thereto, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the Borrower, all of which shall be in form and substance satisfactory to the Agent. All accrued fees and expenses of the Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Agent and of local counsel to the Lender Parties) shall have been paid.

                  SECTION 3.04. Determinations Under Section 3.01 and 3.03. For purposes of determining compliance with the conditions specified in Sections
3.01 and 3.03, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Agent such Lender Party's ratable portion of such Borrowing.

                  SECTION 3.05. Post Closing Conditions and Covenants. (a) By no later than July 31, 1998, Borrower shall have moved all accounts listed on
Schedule V to the Security Agreement to Fleet and shall have executed and delivered Blocked Account Letter[s] and or Lock-Box Agreements, in the forms attached to the Security Agreement as Exhibit A and Exhibit

B, respectively, to the Agent. Failure to comply with this covenant shall be deemed to be an Event of Default pursuant to Section 6.01(c) hereof.

                  (b) Within fifteen days after request therefor from the Agent, Borrower shall have executed and delivered the Mortgage in form suitable for recordation to the Agent, together with an opinion of local Iowa counsel to the Borrower as to such matters as the Agent may reasonably request. Failure to comply with this covenant shall be deemed to be an Event of Default under
Section 6.01(d) hereof.

                  (c) By no later than July 31, 1998, the Borrower shall have delivered all documents required to be delivered pursuant to Section 3.01(g)(viii). Failure to comply with this covenant shall be deemed to be an Event of Default under Section 6.01(d) hereof.

                  (d) The Borrower shall use its best efforts to reinstate the qualification of Blumenthal as a foreign corporation and shall discharge its State of California tax liability by no later than October 31, 1998. In the event that Blumenthal fails to be so qualified by December 31, 1998, such failure shall be an Event of Default under Section 6.01(c) hereof.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties. The Borrower represents and warrants as follows on the date hereof and on the date of any
Borrowing:

                  (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or assets or in which the conduct of its business requires it to so qualify or be licensed except, in the case of this clause (ii), for such failures to be qualified or licensed which, in the aggregate, would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower and each of its Subsidiaries has been validly issued, is fully paid and non-assessable.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of the Borrower showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and each such Subsidiary and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents, and has been issued free of pre-emptive rights. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or assets or in which the conduct of its business requires it to so qualify or be licensed except, in the case of this clause (ii), for such failures to be qualified or licensed which, in the aggregate, would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

                  (c) The execution, delivery and performance by the Borrower and each Subsidiary of this Agreement, the Notes and each other Loan Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within such Person's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Person's charter or bylaws (or equivalent documentation), (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, the violation of which could reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Person, any of its Subsidiaries or any of their respective properties or assets or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Borrower or any of its Subsidiaries. Except as set forth on Schedule 4.01(c), neither the Borrower nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, with respect to material contracts, any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, (ii) the grant by the Borrower or any Subsidiary of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d). All applicable waiting periods in connection with the transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Borrower or its Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties or assets now owned or hereafter acquired by any of them.

                  (e) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by the Borrower and each Subsidiary, as the case may be, party thereto. This Agreement is, and each of the Notes and each other Loan Document is the legal, valid and binding obligation of the Borrower and each Subsidiary, as the case may be, party thereto, enforceable against such Person in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally (regardless of whether enforcement is sought in equity or at law).

                  (f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at May 31, 1998, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the five month period then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party prior to the Effective Date, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations and cash flow of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since December 31, 1997 there has been no Material Adverse Change. Except as fully disclosed in such financial statements, there were as of the date of such balance sheets referred to in this Section 4.01(f) no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries (other than any such liabilities or obligations which arise in the ordinary course of business in connection with contracts entered into by any such Person). As of such balance sheet date, the Borrower knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in such financial statements which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries.

                  (g) The pro forma balance sheet of the Borrower, in each case as at May 31, 1998, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the pro forma financial condition (taking into account all assumptions contained therein) of the Borrower as at such date after giving effect to the transactions contemplated hereby, all in accordance with GAAP.

                  (h) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(g)(xi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate determined in good faith of its future financial performance.

                  (i) No information, exhibit or report furnished by the Borrower or any Subsidiary to the Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading on the date on which such information, exhibit or report was so furnished.

                  (j) Except as disclosed on Schedule 4.01(j) or Schedule 4.01(gg), there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending or to Borrower's knowledge threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the Acquisition Documents or the consummation of the transactions contemplated hereby or thereby.

                  (k) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (l) Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (m) Set forth on Schedule 4.01(m) hereto is a complete and accurate list of all Plans and Multiemployer Plans.

                  (n) Except as set forth on Schedule 4.01(n), no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan. Each Plan and each Multiemployer Plan is and has been, in all material respects, maintained in form and operation in compliance with its terms and all applicable laws, including, without limitation, ERISA and the Internal Revenue Code. In reliance upon the representations and warranties set forth in Section
         2.14 hereof, no Advance made hereunder will result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

                  (o) Except as set forth on Schedule 4.01(n), as of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan is 100% and there has been no material adverse change in the funding status of any such Plan since such date.

                  (p) Schedule B (Actuarial Information) to the most recent annual report

         (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (q) Except as set forth on Schedule 4.01(n), neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (r) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected by Borrower or any of its ERISA Affiliates to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (s) Schedule 4.01(n) lists any Plan or Multiemployer Plan subject to Title IV of ERISA.

                  (t) Neither the Borrower, nor any Plan, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction in connection with which the Borrower, any Plan, or such trust, could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Internal Revenue Code.

                  (u) No Plan which is subject to Section 302 of ERISA or
         Section 412 of the Internal Revenue Code has incurred an "accumulated funding deficiency" as defined in either of such Sections, whether or not waived, nor has requested or obtained any extension of any applicable amortization period.

                  (v) No Plan is a multiple employer plan as described in
         section 4063(a) of ERISA.

                  (w) Except as disclosed on Schedule 4.01(n), the Borrower has no liability under any employee benefit plan, within the meaning of
         Section 3(3) of ERISA, other than plans maintained by the Borrower.

                  (x) Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified, the trusts maintained thereunder have been determined by the Internal Revenue Service to be exempt from taxation under Section 501(a) of the Internal Revenue Code, and all required submissions have been made to the Internal Revenue Service with respect to maintaining the "qualified" status of each such Plan under Section 401(a) of the Internal Revenue Code, including those required by TRA '86 and prior legislation.

                  (y) Except as set forth on Schedule 4.01(n), no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or dependents thereof of the Borrower beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Borrower or (iv) benefits the full cost of which is borne by the current or former employee (or his or her dependents or beneficiaries)).

                  (z) All reports, notices and other disclosure relating to Plans required to be filed with, or furnished to, government entities, plan participants or plan beneficiaries have been timely filed and furnished in accordance with applicable law.

                  (aa) With respect to each applicable Plan, the Borrower and any ERISA Affiliates have complied with the provisions of Section 4980B(f) of the Internal Revenue Code.

                  (bb) The Borrower has not received nor is aware of any material actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, threatened with respect to any Plan or Multiemployer Plan or against any fiduciary of any Plan or Multiemployer Plan, and the Borrower has no knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations.

                  (cc) Except as set forth on Schedule 4.01(n), neither the Borrower nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal (within the meaning of Sections 4205 or 4203 of ERISA, respectively) from, any Multiemployer Plan or has any fixed or contingent liability under Section 4204 of ERISA.

                  (dd) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (ee) No Plan provides benefits which are contingent upon or directly affected by the closing or shutdown of any facility or plant.

                  (ff) Neither the business nor the properties of the Borrower or any of its Subsidiaries is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could have a Material Adverse Effect.

                  (gg) Except as disclosed in Schedule 4.01(gg), the operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws, and the Borrower and each of its Subsidiaries have obtained, maintain and comply in all material respects with all Environmental Permits necessary for their respective businesses, operations and properties, all past

         Environmental Actions as to Borrower and each of its Subsidiaries have been resolved without ongoing obligations or costs that could reasonably be expected to have a Material Adverse Effect, and no circumstances exist to Borrower's knowledge that could (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of its properties or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, except, in each case, as would not be reasonably expected to result in Environmental Costs and Liabilities that could reasonably be expected to have a Material Adverse Effect.

                  (hh) Except as disclosed in Schedule 4.01(gg), none of the properties currently or, to the knowledge of the Borrower and its Subsidiaries, formerly owned or operated or used for the disposal, storage or treatment of Hazardous Materials by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list or to Borrower's knowledge is adjacent to any such property listed or proposed for listing on the NPL; there are no and, to the knowledge of the Borrower and its Subsidiaries, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, waste pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, on any property formerly owned or operated by the Borrower or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Borrower or its Subsidiaries, formerly owned or operated by the Borrower or any of its Subsidiaries, except, in each case, as would not be reasonably expected to result in Environmental Costs and Liabilities to the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

                  (ii) Except as disclosed in Schedule 4.01(gg), all Hazardous Materials transported to or from any property currently or, to the knowledge of the Borrower and its Subsidiaries, formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner not expected to result in any liability to the Borrower or any of its Subsidiaries, except, in each case, as would not be reasonably expected to result in Environmental Costs and Liabilities to the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

                  (jj) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

                  (kk) The Collateral Documents create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Borrower or a Subsidiary is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (ll) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns or extensions (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (mm) Set forth on Schedule 4.01(mm) hereto is a complete and accurate list, as of the date hereof, of each taxable year of the Borrower and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                  (nn) There is no unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Borrower and each of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (oo) There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Borrower and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns, if any) that, individually and in the aggregate, could reasonably be expected to have a Material Adverse Effect. No issues have been raised by such taxing authorities that, individually and in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (pp) Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (qq) The Borrower and its Consolidated Subsidiaries, taken as a whole, are, and after the consummation of the transactions contemplated by the Loan Documents and receipt and application by the Borrower of the proceeds of the Borrowings in accordance with the terms of this Agreement will be, Solvent.

                  (rr) Set forth on Schedule 4.01(rr) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the principal amount outstanding thereunder.

                  (ss) Set forth on Schedule 4.01(ss) hereto is a complete and accurate list of all leases of real property under which the Borrower or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms. CM has no assets other than the Connecticut Real Property.

                  (tt) Set forth on Schedule 4.01(tt) hereto is a complete and accurate list of all Investments held by the Borrower or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof. The Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 4.01(b) hereto.

                  (uu) Set forth on Schedule 4.01(uu) hereto is a complete and accurate list of all patents, registered trademarks, trade names, service marks and registered copyrights, and all applications therefor and licenses thereof, of the Borrower or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (vv) Neither the Borrower nor any Subsidiary is (A) engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect or (B) a party to a collective bargaining agreement. The Borrower is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters. There is (i) no unfair labor practice complaint or unlawful employment practice charge pending against the Borrower or any Subsidiary or threatened against any of them, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any Subsidiary or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any Subsidiary or threatened against any of them, (iii) no union representation proceeding pending with respect to the employees of the Borrower or any Subsidiary and (iv) neither the Borrower nor any Subsidiary has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Borrower or any Subsidiary and no such investigation is in progress except (with respect to any matter specified in clause (i), (ii), (iii) or (iv) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                  (xx) The Borrower and each of its Subsidiaries has good, marketable and valid title to all assets owned by it, including, without limitation, all property reflected as owned by it in the balance sheets of the Borrower referred to in Section 4.01(f) (except as sold or otherwise disposed of since the date of such balance sheets pursuant to any transactions not prohibited under this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto, (ii) Permitted Liens or (iii) Liens permitted under Section 5.02(a).

                  (yy) The Borrower and each of its Subsidiaries is in compliance with all applicable statues, laws, ordinances, codes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and assets (including applicable statues, regulations, orders and restrictions relating to environmental standards and controls) to the extent required as of the date of the Initial Extension of Credit, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (zz) Neither the Borrower nor any of its Subsidiaries is in default under any contract, document or agreement to which it is a party, and no event, condition or occurrence currently exists, or will result from the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby, which, after notice or lapse of time, or both, will constitute such a default by the Borrower under any contract, document or agreement to which it is a party, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (aaa) Neither the Borrower nor any of its Subsidiaries has directly or indirectly offered any Note or any part thereof or interest therein for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Neither the Borrower nor any of its Subsidiaries nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of any Note to the provisions of
         Section 5 of the Securities Act or to the registration or qualification requirements of any securities or "blue sky" law of any applicable jurisdiction.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Affirmative Covenants. So long as any Advance, any fees or any other Obligations owing hereunder shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all Taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that each Loan Party shall not be required to pay or discharge any such Tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and use its best efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, including conducting, and causing each of its Subsidiaries to conduct, any investigation, study, sampling and testing and undertaking any cleanup, removal, remedial or other action to remove and clean up Hazardous Materials from any of its properties, but only, in each case, as and to the extent required by any Environmental Law.

                  (d) Maintenance of Properties and Assets; Insurance. The Borrower will, and cause each of its Subsidiaries to, (i) keep all property and assets necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance with financially sound and reputable insurance companies on all its property and assets for the lower of replacement cost or market value against such risks as applicable per location, (iii) maintain public liability insurance with financially sound and reputable insurance companies in such amounts and coverage as determined in good faith by senior management of the Borrower to be appropriate for the Borrower and its Subsidiaries and (iv) maintain workers' compensation insurance with financially sound and reputable insurance companies as statutorily required by each applicable locale. In addition to the requirements of the immediately preceding sentence, the Borrower will, and will cause each of its Subsidiaries to, at all times cause insurance against loss or damage of the kinds customarily insured against by corporations similarly situated and owning properties and engaged in like businesses, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts (giving effect to self insurance) with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry and as confirmed to the Agent on behalf of the Lender Parties in writing by Arkwright Mutual Insurance Company prior to the Effective Date.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and its rights (charter and statutory) and, except where any failure to so maintain could not reasonably be expected either singly or in the aggregate to have a Material Adverse Effect, its permits, licenses, approvals, privileges and franchises.

                  (f) Visitation Rights. At any reasonable time and from time to time upon prior notice permit the Agent or any of the Lender Parties or any agents or representatives thereof, to examine, audit and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) Preparation of Environmental Reports. At the reasonable request of the Agent or the Required Lenders at the following times:
         (i) upon the occurrence or continuance of an Event of Default, (ii) upon the acquisition or sale of real property other than the disposition of the Connecticut Real Property by the Borrower or any of its Subsidiaries (in which case the request described herein shall be limited to the real property being acquired or sold) and (iii) two other times (determined in the reasonable discretion of the Required Lenders, but in no event shall such two times be during the period when any lawsuit, notice of violation or liability, claim or proceeding with respect to any Environmental Law has been asserted in writing against the Borrower or any of its Subsidiaries) during the term of this Agreement, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, a Phase 1 Environmental Site Assessment Report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Agent on behalf of the Lender Parties (and, if thereafter based upon the recommendation of an environmental consulting firm applying standards generally accepted in the profession, a Phase II environmental site assessment report acceptable to the Agent on behalf of the Lender Parties) conducted according to ASTM Standards then in effect and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties but only, in each case, as and to the extent required by Environmental Law or a Governmental Authority; without limiting the generality of the foregoing, if the Agent on behalf of the Lender Parties determines at any time that good cause exists that any such report will not be provided within the time referred to above, the Agent on behalf of the Lender Parties may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower and each of its Subsidiaries hereby agrees that it shall grant at the time of such request, to the Agent, the Lender Parties, such firm and any agents or representatives thereof permission, subject to the rights of the Borrower, its Subsidiaries and any tenants, to enter onto their respective properties to undertake such an assessment. With respect to the disposition of the Connecticut Real Property, Borrower agrees to provide to Lender any reports, forms or other information developed on such properties and in its possession.

                  (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which true, full and correct entries shall be made of all financial dealings and transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with generally accepted accounting principles.

                  (i) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Agent of any material default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default.

                  (j) Performance of Obligations. Perform, and cause each of its Subsidiaries to perform, all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement, credit agreement or any other agreement, contract or instrument by which it is bound (except such non-performance as could not reasonably be expected to have a Material Adverse Effect).

                  (k) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than, so long as no Default or Event of Default is continuing, the Borrower and Blumenthal and, after the Acquisition, Westwater Inc.) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing restriction shall not apply so long as (in each case) no Default or Event of Default shall have occurred and be continuing, to the payment by the Borrower of an amount not to exceed 25% of Excess Cash Flow to pay Preferred Stock dividends and/or redeem Preferred Stock, to the payment of $12,500,000 on the Closing Date in connection with the redemption of Preferred Stock and to the use of the Thread Escrow Funds to redeem Preferred Stock.

                  (l) Covenant to Give Security. In addition to the requirements of Section 5.01(m), upon the request of the Agent following the occurrence and during the continuance of an Event of Default, and at the expense of the Borrower, (i) within 20 days after such request, furnish to the Agent a description of the real and personal properties of the Borrower and each of its Subsidiaries in detail satisfactory to the Agent, (ii) within 45 days after such request, duly execute and deliver to the Agent for the benefit of the Secured Parties mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Agent, securing payment of all the Obligations of the Borrower under the Loan Documents and constituting Liens on all such properties, (iii) within 45 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 5.01(l), enforceable against all third parties in accordance with their terms,
         (iv) within 60 days after such request, deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent, of counsel for the Borrower acceptable to the Agent as to the matters contained in clauses
         (i), (ii) and (iii) of this Section 5.01(l), as to such security agreements being legal, valid and binding obligations of the Borrower enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request and (v) at any time and from time to time that an Event of Default is not continuing, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may reasonably deem desirable in obtaining the full benefits of, or in preserving the Liens of, such security agreements.

                  (m) Additional Loan Parties. To the extent otherwise permitted to organize or acquire any Subsidiary, cause any such organized or acquired Subsidiary of the Borrower to execute and deliver to the Agent, on behalf of the Secured Parties, as promptly as practicable and in any event within 30 days after the organization or acquisition of such Subsidiary (A) a security agreement supplement in the form of Exhibit C to the Security Agreement, (B) a guaranty in the form of Exhibit F hereto and (C) such other documents, agreements, certificates or instruments as the Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Agent, and to take all such other actions that may be necessary or that the Agent may deem reasonably desirable in order to perfect and protect any pledge, assignment or security interest granted by such security agreement (granting a security interest in the receivables, inventory, deposit accounts, equipment, intellectual property and other assets of such Subsidiary) of such Subsidiary to the Agent for the benefit of the Secured Parties or to enable the Agent to exercise and enforce its rights and remedies thereunder.

                  (n) Hedge Agreements. Borrower shall enter into Hedge Agreements within 60 days after the Initial Extension of Credit in form and substance satisfactory to the Agent with a Lender Party covering twenty percent of the Advances.

                  SECTION 5.02. Negative Covenants. So long as any Advance, together with interest, fees and all other Obligations incurred hereunder and under the Notes shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower covenants and agrees that it will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist under the UCC of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                           (i)   Liens created under the Loan Documents;

                           (ii)  Permitted Liens;

                           (iii) Liens existing on the Effective Date and
                  described on Schedule 5.02(a)(iii) hereto;

                           (iv) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(i); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (v) purchase money Liens upon or in real property or
                  equipment acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause
                  (v) shall not exceed the amount permitted under Section 5.02(b)(i) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                           (vi) the filing of financing statements solely as a
                  precautionary measure in connection with operating leases permitted under Section 5.02(c); and

                           (vii) the replacement, extension or renewal of any
                  Lien permitted by clause (iii) of this Section 5.02(a) upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                           (i) Capitalized Leases and Capital Expenditures of
                  the Borrower and Debt of the Borrower secured by Liens permitted by Section 5.02(a)(v) so long as the aggregate principal amount of Obligations under such Capitalized Leases and all Capital Expenditures and such Debt outstanding at any time pursuant to this Section 5.02(b)(i) does not exceed in the aggregate $250,000 in any Fiscal Year, except as otherwise provided in Section 5.04(e);

                           (ii)  Debt under the Loan Documents;

                           (iii) indorsement of negotiable instruments for
                  deposit or collection or similar transactions in the ordinary course of business;

                           (iv) Debt of the Borrower consisting of trade
                  payables incurred in the ordinary course of business;

                           (v) intercompany Debt existing on the Effective Date
                  and described on Schedule 5.02(b)(v) hereto and such additional intercompany Debt that is incurred in the ordinary course of business between the Borrower and its Subsidiaries and which is subordinate to the Debt under the Loan Documents; and

                           (vi) Contingent Payments provided, however, that
                  Contingent Payments may only be made so long as no Default or Event of Default under the Loan Documents shall be continuing at the time of such payment.

                  (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease other than Capitalized Leases permitted by Section 5.02(b) having an original term of one year or more.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so.

                  (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                           (i) sales of Inventory (including, without
                  limitation, sales of obsolete Inventory) in the ordinary course of its business consistent with past practices; and

                           (ii) sales or other dispositions of obsolete or worn
                  out or non-operating property sold or otherwise disposed of in the ordinary course of business; provided however, that CM shall be permitted to dispose of the Connecticut Real Property.

                  (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, other than:

                           (i) loans and advances by the Borrower to its
                  employees in the ordinary course of its business as presently conducted in an aggregate principal amount (determined without regard to any write-downs or write-offs of such loans and advances) not to exceed $25,000 at any one time outstanding;

                           (ii) Investments by the Borrower in cash and Cash
                  Equivalents, provided that the aggregate amount of all cash and Cash Equivalents shall not exceed $200,000 at any one time and provided further that all cash (other than petty cash not exceeding $5,000) shall be deposited only in "Blocked Accounts" pursuant to the Security Agreement;

                           (iii) Investments existing on the Effective Date and
                  described on Schedule 4.01(tt) hereto (provided that any additional Investments made with respect thereto shall be permitted only if independently permitted under the other provisions of this Section 5.02(f));

                           (iv) extensions of trade credit in the ordinary
                  course of business and payable or dischargeable in accordance with customary terms;

                           (v) in addition to the Investments permitted by the
                  preceding clauses of this Section 5.02(f), the Borrower may make Investments in an aggregate amount not to exceed $100,000 at any one time outstanding; and

                           (vi) Investments in respect of securities of trade
                  creditors or customers provided for by a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

                  (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit its Subsidiaries to do any of the foregoing, except so long as no Default or Event of Default shall have occurred and be continuing:

                           (i)  dividends payable solely in common stock;

                           (ii) cash dividends payable to or by the Borrower so
                  long as in the case of such dividend payments to the Borrower, such proceeds shall be immediately applied by the Borrower to the outstanding Revolving Credit Advances without any reduction of the Revolving Credit Facility; and

                           (iii) the payment by the Borrower of cash dividends
                  on or the redemption of Preferred Stock of Borrower, provided that, except for the redemption of $12,500,000 of Preferred Stock required by Section 2.15, amounts so paid shall not in the aggregate exceed 25% of Borrower's Excess Cash Flow in any Fiscal Year, plus, so long as no Default or Event of Default is continuing on the date such funds are received by Borrower, an amount equal to the funds received by the Borrower in respect of the Thread Escrow Agreement.

                  (h) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as carried on at the Effective Date. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not engage in any business other than (i) the business in which the Borrower is engaged on the Effective Date or (ii) any business which is determined in good faith by the Board of Directors of the Borrower to be similar, ancillary, complementary or related to, or an extension of, any business described in clause (i) of this Section 5.02(h).

                  (i) Amendments to Charter and Certain Other Agreements. Amend, or permit any of its Subsidiaries to amend (i) its charter, certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or bylaws (or equivalent organizational documentation) or (ii) any agreement entered into by it with respect to its capital stock, or enter into any new agreement with respect to its capital stock (including, but not limited to, the Stockholders Agreement), other than amendments, modifications or changes thereto or to such new agreements which are not materially adverse in any respect to the interests of the Lender Parties and are not otherwise prohibited by the terms of this Agreement (in the case of each of clauses (i) and (ii) other than in connection with any issuance of any capital stock not prohibited by the terms of this Agreement) in a manner that the Agent reasonably deems material.

                  (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as permitted by GAAP or (ii) Fiscal Year.

                  (k) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than the prepayment on the date of the closing of the Acquisition of the Westwater Debt listed on Schedule 5.02(k) hereof in accordance with the Acquisition Documents and the prepayment of Advances in accordance with the terms of this Agreement.

                  (l) Creation of Subsidiaries. Establish, create or acquire, or permit any of its Subsidiaries to establish, create or acquire, any Subsidiaries after the Effective Date without the prior written consent of the Agent in its sole discretion.

                  (m) Issuance of Capital Stock. Issue after the date hereof, or permit any of its Subsidiaries to issue after the date hereof, (i) any class of Preferred Stock, (ii) any class of common stock with mandatory redemption rights or (iii) options or warrants to purchase or securities convertible into any of the foregoing securities.

                  (n) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties and (ii) in connection with (A) any Debt permitted by Section 5.02(b)(vi) or (B) any Debt secured by purchase money Liens and Capitalized Leases, in each case, to the extent permitted under Section 5.02(a).

                  (o) Partnerships. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

                  (p) Other Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

                  (q) Hazardous Material. Permit or allow, or permit any of its Subsidiaries to permit or allow, any Person operating or occupying any of its properties to store, manage or dispose of any Hazardous Material at, on, in or under any such property in material violation of any Environmental Law or to otherwise materially violate any Environmental Law.

                  (r) ERISA. (i) Engage in any transaction, or permit any of its ERISA Affiliates to engage in any transaction, in connection with which the Borrower could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) or 5.02(l) of ERISA, which penalties and taxes for all such transactions could be expected to have, in the aggregate, a Material Adverse Effect.

                  (ii) Permit to exist, or permit any of its ERISA Affiliates to permit to exist, any accumulated funding deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Plan.

                  (iii) Permit to exist, or permit any of its ERISA Affiliates to permit to exist, any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Plan, Multiemployer Plan or other entity.

                  (iv) Permit, or permit any of its ERISA Affiliates to permit, the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Plans subject to Title IV of ERISA (excluding each such Plan with an amount of unfunded benefit liabilities of zero or less) to exceed $250,000 (for purposes of this Section 5.02(r)(iv), "unfunded benefit liabilities" means the projected benefit obligations less the fair value of plan assets).

                  (v) Fail to make any payment, or permit any of its ERISA Affiliates to fail to make any payment, to any Multiemployer Plan that it or any if its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto that could reasonably be expected to have, in the aggregate, a Material Adverse Effect.

                  (vi) Withdraw, or permit any of its ERISA Affiliates to withdraw, from any Multiemployer Plan where such withdrawal is likely to result in any liability which could be expected to have, in the aggregate, a Material Adverse Effect.

                  (vii) Take any action which could enable the PBGC to establish liability which could have a Material Adverse Effect under any agreement between Borrower and the PBGC including, without limitation, the February, 1997 agreement referenced in Note 12 to the Borrower's consolidated financial statements for the fiscal year ended December 31, 1997.

                  (viii) Except as required by law, increase benefits, create new benefits, or change any employee coverage under any Plan subject to Title IV of ERISA where such increase, creation, or change will cause an increase in the expense of maintaining any such Plan, or adopt any Plan subject to Title IV of ERISA.

                  SECTION 5.03. Reporting Requirements. So long as any Advance, together with interest, fees and all other Obligations hereunder and under the Notes, shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will furnish to the Lender Parties, to the extent the following provisions are applicable:

                  (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Quarterly Financials. As soon as available and in any event within 60 days after the end of each quarter, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and Consolidated statements of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous quarter and ending with the end of such quarter and Consolidated statements of income and Consolidated statements of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding quarter of the preceding Fiscal Year, all in reasonable detail and duly certified by the chief financial officer of the Borrower, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) in the event of any change from GAAP used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

                  (c) Quarterly Certificate. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (d).

                  (d) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an unqualified opinion of Arthur Andersen LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the Consolidated financial statements of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Agent of the computations used in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.04(a) through (d), (iii) a schedule of in form satisfactory to the Agent setting forth the computations used in determining, as of the end of such Fiscal Year, Excess Cash Flow for such Fiscal Year, (iv) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (v) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

                  (e) Forecasts. As soon as available and in any event no later than 30 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower and each Subsidiary of the Borrower, in form and detail consistent with the past practice of the Borrower, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each Fiscal Year thereafter until the Final Maturity Date.

                  (f) Management Letters. Within two Business Days after the receipt by the Borrower or any Subsidiary of any "management letter" from its certified public accountants, notice of any issues raised in such management letter which could reasonably be considered material and promptly provide copies of any management discussions distributed to any shareholders of the Borrower or any of its Subsidiaries.

                  (g) ERISA Events and ERISA Reports. (i) Promptly and in any event within five Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (h) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (i) Actuarial Reports. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial valuation report of each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 100%.

                  (j) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (k) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above.

                  (l) Plan Adoptions, Etc. Promptly after (i) the adoption or commitment to the adoption thereof, a copy of any new Plan or Multiemployer Plan of the Borrower or any of its Subsidiaries and (ii) any amendment or commitment to any amendment thereof, a copy of such amendment to any Plan or Multiemployer Plan of the Borrower or any of its Subsidiaries.

                  (m) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries, other than any such proceeding which is de minimis in nature.

                  (n) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (o) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (p) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by the Borrower or any of its Subsidiaries under or pursuant to any indenture, loan, credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of the Borrower or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any indenture, loan, credit or similar agreement as the Agent may reasonably request.

                  (q) Revenue Agent Reports. Within 10 days after receipt, copies of all material Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $500,000 or more.

                  (r) Environmental Conditions. Promptly after the receipt of a written assertion or occurrence thereof, notice of any Environmental Action against or of any condition or occurrence on any property of the Borrower or any of its Subsidiaries that (i) results in noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could be reasonably expected to result in Environmental Costs and Liabilities that could reasonably be expected to have a Material Adverse Effect and (ii) causes such property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower that could reasonably be expected to result in Environmental Costs and Liabilities that could reasonably be expected to have a Material Adverse Effect. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. In addition, the Borrower will provide the Lender Parties with copies of all significant communications with any Governmental Authority relating to Environmental Laws, including, without limitation, all notices issued under or pursuant to CERCLA, and all significant communications, including, without limitation, reports, with any third party relating to any Environmental Action of which notice is required to be given pursuant to this Section 5.03(r).

                  (s) Insurance. As soon as available, and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender Party (through the Agent) may reasonably specify.

                  (t) Other Information. Such other information respecting the assets, business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries as any Lender Party (through the Agent) may from time to time reasonably request.

                  (u) Collateral Report. As soon as available and in any event within 30 days after the end of each month, a report prepared by the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Agent (and, if the Agent so requests, in a form capable of being processed by the Agent's computers), setting forth (i) all Inventory amounts by general category and (ii) a summary of aging of all Receivables.

                  SECTION 5.04. Financial Covenants. So long as any Advance together with interest, fees or any other Obligations hereunder or under any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower and its Subsidiaries, on a Consolidated basis, will:

                  (a) Total Leverage Ratio. Maintain a Total Leverage Ratio for each period set forth below of not more than the amount set forth below for such period:


         Quarter Ending                       Ratio
         --------------                       -----
September 30, 1998                           2.25:1
December 31, 1998                            2.25:1
March 31, 1999                               2.25:1
June 30, 1999                                2.25:1

September 30, 1999                           2.00:1
December 31, 1999                            2.00:1
March 31, 2000                               2.00:1
June 30, 2000                                2.00:1

September 30, 2000                           1.75:1
December 31, 2000                            1.75:1
March 31, 2001                               1.75:1
June 30, 2001                                1.75:1

September 30, 2001                           1.50:1
December 31, 2001                            1.50:1
March 31, 2002                               1.50:1
June 30, 2002                                1.50:1

September 30, 2002                           1.50:1
December 31, 2002                            1.50:1
March 31, 2003                               1.50:1
June 30, 2003                                1.50:1



         (b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:


         Rolling Period Ending In             Ratio
         ------------------------             -----

         Quarter Ending
         --------------
September 30, 1998                           1.25:1
December 31, 1998                            1.25:1
March 31, 1999                               1.25:1
June 30, 1999                                1.25:1

September 30, 1999                           1.25:1
December 31, 1999                            1.25:1
March 31, 2000                               1.25:1
June 30, 2000                                1.25:1

September 30, 2000                           1.25:1
December 31, 2000                            1.25:1
March 31, 2001                               1.25:1

June 30, 2001                                1.25:1

September 30, 2001                           1.25:1
December 31, 2001                            1.25:1
March 31, 2002                               1.25:1
June 30, 2002                                1.25:1

September 30, 2002                           1.25:1
December 31, 2002                            1.25:1
March 31, 2003                               1.25:1
June 30, 2003                                1.25:1




                  (c) Interest Coverage Ratio. Maintain an Interest Coverage Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

         Rolling Period Ending In             Ratio
         ------------------------             -----
         Quarter Ending
         --------------
September 30, 1998                           2.00:1
December 31, 1998                            2.00:1
March 31, 1999                               2.00:1
June 30, 1999                                2.00:1

September 30, 1999                           2.00:1
December 31, 1999                            2.00:1
March 31, 2000                               2.00:1
June 30, 2000                                2.00:1

September 30, 2000                           2.00:1
December 31, 2000                            2.00:1
March 31, 2001                               2.00:1
June 30, 2001                                2.00:1

September 30, 2001                           2.00:1
December 31, 2001                            2.00:1
March 31, 2002                               2.00:1
June 30, 2002                                2.00:1

September 30, 2002                           2.00:1
December 31, 2002                            2.00:1
March 31, 2003                               2.00:1
June 30, 2003                                2.00:1


                  (d) Current Ratio. Maintain at all times a Current Ratio for each Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

         Rolling Period Ending In             Ratio
         ------------------------             -----
         Quarter Ending
         --------------
September 30, 1998                           1.50:1
December 31, 1998                            1.50:1
March 31, 1999                               1.50:1
June 30, 1999                                1.50:1

September 30, 1999                           1.50:1
December 31, 1999                            1.50:1
March 31, 2000                               1.50:1
June 30, 2000                                1.50:1

September 30, 2000                           1.50:1
December 31, 2000                            1.50:1
March 31, 2001                               1.50:1
June 30, 2001                                1.50:1

September 30, 2001                           1.50:1
December 31, 2001                            1.50:1
March 31, 2002                               1.50:1
June 30, 2002                                1.50:1

September 30, 2002                           1.50:1
December 31, 2002                            1.50:1
March 31, 2003                               1.50:1
June 30, 2003                                1.50:1


                  (e) Capital Expenditures. Not make any Capital Expenditures (including Capital Leases) that would cause the aggregate of all such Capital Expenditures made by the Borrower in any Fiscal Year to exceed $250,000 in the aggregate in any Fiscal Year; provided, however, that in Fiscal Year 1999 or Fiscal Year 2000, the Borrower shall be permitted to make an additional $400,000 of Capital Expenditures if and to the extent such Capital Expenditure is necessary in connection with the repair or replacement of the roof of the Borrower's facility in Lansing, Iowa.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) (i) the Borrower shall fail to pay any scheduled principal of any Advance or Note or Letter of Credit or (ii) the Borrower shall fail to pay any interest on or unscheduled principal payment of any Advance or Note or to make any other payment under any Loan Document, in each case when the same becomes due and payable, and such failure in the case of clause (ii) only shall continue unremedied for three (3) days after such amount was due and payable; or

         (b) any representation or warranty made by the Borrower or any of its Subsidiary (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

         (c) the Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained in Sections 2.15, 5.01(e), (g), (l) or (m), 5.02 (except, in the case of negative covenants contained in Section 5.02, those Defaults which may occur or arise other than on account of or by affirmative or intentional act or inaction of the Borrower or any of its Subsidiaries or by reason of an event or condition which the Borrower or any of its Subsidiaries shall with knowledge permit to exist, all of which shall be subject to the provisions of clause (d) below, provided, however, that in the Agent's judgment, such Default is capable of being cured within such 30 day period), 5.03 or 5.04; or

         (d) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or
         (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender Party; or

         (e) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $250,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof (or a trustee with respect thereto) to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (g) any judgment or order for the payment of money (to the extent not fully paid or discharged or not fully covered by a reputable and solvent insurance company) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and the aggregate amount of all such judgments exceeds $250,000; or

         (h) any non-monetary judgment or order that could reasonably be expected to have a Material Adverse Effect shall be rendered against the Borrower or any of its Subsidiaries, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(l) shall for any reason cease to be in full force and effect or shall cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing; or

         (j) any Collateral Document after delivery thereof pursuant to Section
         3.01 or 5.01(l) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in any portion of Collateral purported to be covered thereby; or

         (k) Intentionally Omitted.

         (l) any ERISA Event shall have occurred on or after June 22, 1998 with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $250,000; or

         (m) the Borrower or any ERISA Affiliate shall have been notified on or after June 22, 1998 by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $250,000 in excess of the unpaid portion of the Withdrawal Liability with respect to the Schiffli Embroidery Workers Pension Fund and the District 65 Pension Plan; or

         (n) the Borrower or any ERISA Affiliate shall have been notified on or after June 22, 1998 by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $250,000; or

         (o) Any Environmental Action or any Environmental Costs and Liabilities that have a Material Adverse Effect and that shall remain unremedied by 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower acquires knowledge that such Environmental Action or Environmental Costs and Liabilities has a Material Adverse Effect or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender Party;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of any circumstance described in Section 6.01(f) with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 6.02. Application of Proceeds. Any moneys collected by the Agent upon a declaration under Section 6.01 that the Notes, all interest thereon and all other amounts payable under this Agreement or the other Loan Documents are forthwith due and payable shall be applied in the following order:

         First: to the payment of all costs, expenses and disbursements of the Agent for which it is entitled to be reimbursed under Sections 7.05 and 8.04(a);

         Second: ratably to the payment then due and unpaid on the Notes for interest;

         Third: ratably to the payment then due and unpaid on the Notes for principal or any other Obligations to the Agent and Lender Parties; and

         Fourth: to the payment of the remainder, if any, to the Borrower or whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may determine.


                                   ARTICLE VII

                                    THE AGENT

         SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender) and the Issuing Bank (if applicable) hereby appoints and authorizes the Agent (for purposes of this Article VII, the term "Agent" shall include Fleet (and/or any of its affiliates) in its capacity as Agent pursuant to any of the Collateral Documents where it at any time acts as such) to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. Fleet and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet (and any successor Agent) shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Fleet were not the Agent and without any duty to account therefor to the Lender Parties.

         SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it has and will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, has made and will continue to make its own credit decisions in entering into this Agreement and the other Loan Documents and in taking or not taking action under this Agreement or under the other Loan Documents.

         SECTION 7.05. Indemnification. Each Lender Party severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and expenses of counsel) that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under
Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties and
(b) their respective Unused Revolving Credit Commitments at such time. The failure of any Lender Party to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this
Section 7.05 shall survive the payment in full of principal, interest, fees and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 7.06. Successor Agents. The Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (such consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement; provided, however, that the provisions of Section 7.05 shall continue to enure for the benefit of the retiring Agent with respect to any matter arising out of facts or circumstances prior to such resignation or removal.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc. No amendment, forbearance or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, provided that (a) no amendment, forbearance, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or 3.02 or, in the case of the Borrowing in connection with the Acquisition, Section 3.03, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of Outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or (iv) amend this Section 8.01 and (b) no amendment, forbearance, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Revolving Credit Facility if affected by such amendment, forbearance, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further no amendment, forbearance, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, effect the rights or obligations of the Issuing Bank under this Agreement; and provided further, that no amendment, forbearance, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

         SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 1 Palmer Terrace, 3rd Floor, Carlstadt, New Jersey 07072, Attention: Edward F. Cooke, Vice President and Chief Financial Officer, telecopier number (201) 507-9060, with copies to Bryan Cave LLP, 245 Park Avenue, New York, New York 10167, Attention: Peter A. Eisenberg, Esq., telecopier number (212) 692-1900; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Agent or Issuing Bank, at its address at 1185 Avenue of the Americas, New York, New York 10036, Attention: John M. Tuohy, telecopier number (212) 819-4120; with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York,

New York 10022, Attention: Allan E. Reznick, Esq., telecopier number (212) 715-8000 or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective upon receipt. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication (up to a maximum of $5,000), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and out-of-pocket expenses and (B) the reasonable fees and expenses of counsel and local counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Borrower or its subsidiaries or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the fees and expenses of counsel for the Agent and each Lender Party with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made (i) by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason or (ii) by an Eligible Assignee to a Lender Party upon an assignment of rights and obligations under this Agreement pursuant to Section
8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), in each case other than on the last day of the Interest Period for such Advance, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (other than any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance or to repay any amount required to be paid under Section 2.11(f).

         (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Agent or any Lender Party, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the indefeasible and irrevocable payment in full of principal, interest, fees and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 8.05. Right of Set-off. Upon (i) (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 or
(ii) the occurrence of any Event of Default specified in Section 6.01(f), each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each

Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

         SECTION 8.06. Binding Effect. This Agreement shall become effective on the date (the "Effective Date") on which, the Borrower and the Agent have signed a counterpart hereof (whether the same or different counterparts) and the Borrower shall have delivered the same to the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 8.07. Assignments and Participations. (a) Each Initial Lender may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least 5 Business Days' notice to such Lender and the Agent, shall assign to no more than two (so long as no Default or Event of Default shall have occurred, in which case each Initial Lender may assign to as many Eligible Assignees as it may determine) Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of such Lender's rights and obligations under and in respect of one or more Facilities,
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $1,000,000 in the aggregate or (y) the total amount of such assigning Lender's Commitment hereunder, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Agent until the Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (vii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000.

         (b) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee that is considered by the Agent in its reasonable discretion to be suitable with respect to the Borrower's requirements at such time and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,000.

         (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender or the Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or the Issuing Bank's rights and obligations under this Agreement, such Lender or the Issuing Bank shall cease to be a party hereto).

         (d) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, make and continue to make its own credit decisions in entering into such Assignment and Acceptance and thereafter in taking or not taking action under this Agreement;
(v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (e) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under the Facility of, and principal amount of the Advances owing under the Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

         (g) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it) to any Person other than the Borrower or any Subsidiary or Affiliate of the Borrower; provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

         (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party on the terms set forth herein.

         (i) Notwithstanding any other provision contained in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful or grossly negligent failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 8.10. Confidentiality. Neither the Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Agent's or such Lender Party's Affiliates and their respective officers, directors, employees, agent and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or insurance companies.

         SECTION 8.11. Jurisdiction, Etc. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH SUCH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 8.02 OR ON SCHEDULE I, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AND FOR THE TERM OF THE FACILITY OR UNTIL ALL OF THE OBLIGATIONS HAVE BEEN PAID APPOINTS BRYAN CAVE LLP AT 245 PARK AVENUE, NEW YORK, NEW YORK 10167 AS ITS AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK.

         (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH

 ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  CARLYLE INDUSTRIES, INC.


                                  By
                                     --------------------------------------
                                      Name:
                                      Title:



                                  FLEET BANK, N.A., as Agent and as
                                  Issuing Bank


                                  By
                                     --------------------------------------
                                      Name:
                                      Title:



                                  INITIAL LENDERS

                                  FLEET BANK, N.A.


                                  By
                                     --------------------------------------
                                      Name:
                                      Title:

                                   $14,000,000


                                CREDIT AGREEMENT

                            Dated as of June 23, 1998

                                      Among


                            CARLYLE INDUSTRIES, INC.,
                                  as Borrower,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                                       and

                                FLEET BANK, N.A.,
                            as Agent and Issuing Bank

                        T A B L E  O F  C O N T E N T S

SECTION                                                                                      PAGE

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS
1.01.  Certain Defined Terms..................................................................  1
1.02.  Computation of Time Periods............................................................ 21
1.03.  Accounting Terms....................................................................... 21
1.04.  Construction........................................................................... 21

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

2.01.  The Advances........................................................................... 21
2.02.  Making the Advances.................................................................... 22
2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit..................... 24
2.04.  Repayment of Advances.................................................................. 25
2.05.  Termination or Reduction of the Commitments............................................ 25
2.06.  Prepayments............................................................................ 26
2.07.  Interest............................................................................... 28
2.08.  Fees................................................................................... 28
2.09.  Conversion of Revolving Credit Advances................................................ 29
2.10.  Increased Costs, Etc................................................................... 30
2.11.  Payments and Computations.............................................................. 31
2.12.  Taxes.................................................................................. 32
2.13.  Sharing of Payments, Etc............................................................... 35
2.14   Source of Funds ........................................................................36
2.15.  Use of Proceeds........................................................................ 37

                                   ARTICLE III

                              CONDITIONS OF LENDING

3.01.  Conditions Precedent to Initial Extension of Credit.................................... 37
3.02.  Conditions Precedent to Each Borrowing and Issuance.................................... 44
3.03.  Conditions Precedent to Borrowing In Connection With the Acquisition................... 44
3.04.  Determinations Under Section 3.01 and 3.03............................................. 46

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties......................................................... 47


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

SECTION                                                                                 PAGE

                                    ARTICLE V

                                    COVENANTS

5.01.  Affirmative Covenants............................................................. 56
5.02.  Negative Covenants................................................................ 60
5.03.  Reporting Requirements............................................................ 66
5.04.  Financial Covenants............................................................... 69

                                   ARTICLE VI

                                EVENTS OF DEFAULT

6.01.  Events of Default................................................................. 74
6.02.  Application of Proceeds .......................................................... 76

                                   ARTICLE VII

                                    THE AGENT

7.01.  Authorization and Action.......................................................... 77
7.02.  Agent's Reliance, Etc............................................................. 77
7.03.  Fleet and Affiliates.............................................................. 78
7.04.  Lender Party Credit Decision...................................................... 78
7.05.  Indemnification................................................................... 78
7.06.  Successor Agents.................................................................. 79

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.01.  Amendments, Etc................................................................... 79
8.02.  Notices, Etc...................................................................... 80
8.03.  No Waiver; Remedies............................................................... 80
8.04.  Costs and Expenses................................................................ 81
8.05.  Right of Set-off.................................................................. 82
8.06.  Binding Effect.................................................................... 82
8.07.  Assignments and Participations.................................................... 83
8.08.  Execution in Counterparts......................................................... 86
8.09.  No Liability of the Issuing Bank.................................................. 86
8.10.  Confidentiality................................................................... 86
8.11.  Jurisdiction, Etc................................................................. 86

SCHEDULES

Schedule I             -          Commitments and Applicable Lending Offices

Schedule 4.01(b)       -          Subsidiaries

Schedule 4.01(c)       -          Violations

Schedule 4.01(d)       -          Authorizations, Approvals, Actions, Notices and Filings

Schedule 4.01(j)       -          Legal Proceedings

Schedule 4.01(m)       -          Plans and Multiemployer Plans

Schedule 4.01(n)       -          ERISA Disclosure

Schedule 4.01(gg)      -          Environmental Disclosure

Schedule 4.01(mm)      -          Open Years

Schedule 4.01(rr)      -          Existing Debt

Schedule 4.01(ss)      -          Leased Property

Schedule 4.01(tt)      -          Investments

Schedule 4.01(uu)      -          Intellectual Property

Schedule 5.02(a)(iii)  -          Existing Liens

Schedule 5.02(b)(v)    -          Intercompany Debt

Schedule 5.02(k)       -          Westwater Debt

EXHIBITS

Exhibit A         -          Form of Revolving Credit Note

Exhibit B         -          Form of Notice of Borrowing

Exhibit C         -          Form of Assignment and Acceptance

Exhibit D         -          Form of Pledge and Security Agreement

Exhibit E         -          Form of Intellectual Property Security Agreement

Exhibit F         -          Form of Guaranty

Exhibit G         -          Intentionally Deleted

Exhibit H         -          Form of Opinion of General Counsel of Borrower

Exhibit I         -          Form of Solvency Certificate

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES


==========================================================================================================================
                                                               DOMESTIC                           EURODOLLAR
                                 REVOLVING                     LENDING                              LENDING
     NAME OF INITIAL              CREDIT                        OFFICE                               OFFICE
         LENDER                 COMMITMENT
==========================================================================================================================
    Fleet Bank, N.A.               up to          Credit Matters                       Credit Matters
                                $14,000,000       --------------                       --------------
                                                  1185 Avenue of the Americas          1185 Avenue of the Americas
                                                  New York, NY  10036                  New York, NY  10036
                                                  Tel:  (212) 819-5735                 Tel:  (212) 819-5735
                                                  Fax:  (212) 819-4120                 Fax:  (212) 819-4120
                                                  Attn:  John M. Tuohy                 Attn:  John M. Tuohy

                                                  Operations                           Operations
                                                  ----------                           ----------
                                                  1185 Avenue of the Americas          1185 Avenue of the Americas
                                                  New York, NY  10036                  New York, NY  10036
                                                  Tel:  (212) 819-5735                 Tel:  (212) 819-5735
                                                  Fax:  (212) 819-4120                 Fax:  (212) 819-4120
                                                  Attn:  John M. Tuohy                 Attn:  John M. Tuohy

                                                  Payments                             Payments
                                                  --------                             --------
                                                  1185 Avenue of the Americas          1185 Avenue of the Americas
                                                  New York, NY 10036                   New York, NY  10036
                                                  ABA No.:                             ABA No.:
                                                  Acct. No.:                           Acct. No.:
                                                  Reference:                           Reference:



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